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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  May 30, 2002

                Date of Report (Date of earliest event reported)


                             WESTERN RESOURCES, INC.

             (Exact name of registrant as specified in its charter)
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



               Kansas                          1-3523                     48-0290150
  (State or other jurisdiction of     (Commission file number)         (I.R.S. Employer
   incorporation or organization)                                    Identification No.)
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                  818 South Kansas Avenue, Topeka, Kansas 66612
                    (Address of principal executive offices)

                                 (785) 575-6300
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

         Effective May 30, 2002, the Audit and Finance Committee of the Board of Directors of Western Resources, Inc. (the "Company") decided not to engage Arthur Andersen LLP ("Andersen") as the Company's public accountants and engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's principal accountants for fiscal year 2002.

         Andersen's reports on the financial statements of the Company for the two most recent years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 31, 2002 there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter dated May 30, 2002, stating its agreement with such statements.

         During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 31, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.

Item 5.  Other Events.

         On May 30, 2002, notice was given pursuant to Section 3.4(b) of the Shareholder Agreement with ONEOK, Inc. ("ONEOK") of the intention of Westar Industries, Inc. ("Westar Industries") to sell all of the common stock and preferred stock of ONEOK owned by Westar Industries to a third person. As a result of this notice having been given, ONEOK or its designee has the right to purchase the common stock and preferred stock at a cash sales price of $21.77 per share for a period ending on the later of 90 days after May 30, 2002 and 30 days from the date of receipt of all necessary regulatory approvals, but in no event later than 180 days after May 30, 2002. If ONEOK does not purchase the stock during such period, the Company may sell the stock to a third person within a 16 month period thereafter. A copy of the notice letter sent to ONEOK is attached as an exhibit hereto.

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         On May 28, 2002, the Company gave notice of termination of the
Agreement and Plan of Restructuring and Merger among the Company, Public Service Company of New Mexico ("PNM") and certain related parties. Notice was given pursuant to Section 9.3(c) of the agreement because PNM claims to have terminated the agreement and PNM has therefore withdrawn and adversely modified its adoption of the agreement. As a result, the Company has demanded that PNM pay the Company the $25 million termination fee required by the agreement.

Item 7.  Exhibits.

         (c)  Exhibits:
              --------

         16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002.

       99.1   Letter dated May 30, 2002 to ONEOK, Inc.

       99.2   Press Release dated May 30, 2002 regarding appointment of auditor.

       99.3   Press Release dated May 30, 2002 regarding ONEOK, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 30, 2002

                              WESTERN RESOURCES, INC.


                              By: /s/ Paul R. Geist
                                  -----------------------
                                  Paul R. Geist
                                  Senior Vice President and Chief Financial
                                  Officer


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                                  EXHIBIT INDEX

          16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002.

        99.1   Letter dated May 30, 2002 to ONEOK, Inc.

        99.2 Press Release dated May 30, 2002 regarding appointment of auditor.

        99.3   Press Release dated May 30, 2002 regarding ONEOK, Inc.


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